Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2025 and Full-Year Financial Results;
Declares Quarterly Cash Dividend of $0.32 per Share; and Announces Completion of $125 million Recapitalization Plan
Company to Host Conference Call on Friday, February 20, 2026, at 11:00 a.m. Eastern Standard Time
RENO, Nev., February 19, 2026 - (GLOBE NEWSWIRE) – Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services, today reported financial results for its full year and fourth quarter ended December 31, 2025.
Full-Year 2025 Financial Highlights
(All comparisons versus full-year 2024)
•Net income of $10.8 million ($0.46 per diluted share), versus $118.6 million ($4.71 per diluted share);
•Adjusted net income of $21.8 million ($0.93 per diluted share), versus $94.0 million ($3.73 per diluted share);
•Gross premiums written of $756.1 million, versus $776.3 million;
•Net premiums earned of $761.9 million, versus $749.5 million;
•Loss and LAE ratio increased to 76.4% from 60.9%;
•Commission expense ratio improved to 12.8% from 13.5%;
•Underwriting expense ratio improved to 21.7% from 23.5%;
•GAAP combined ratio of 110.9% (111.7% excluding the LPT), versus 97.9% (98.6% excluding the LPT);
•Other non-recurring expenses of $1.1 million;
•Net investment income increased 9% to $116.7 million from $107.0 million;
•Net realized and unrealized (losses) gains on investments of $(20.4) million versus $24.1 million;
•Returned $215.4 million to stockholders through a combination of share repurchases and regular quarterly dividends;
•Increased policies in-force to 133,605, versus 130,767; and
•Book value per share including the Deferred Gain of $51.31, an increase of 11.0%, and Adjusted book value per share of $50.95, up 3.0% (both growth rates include dividends declared).
Fourth Quarter 2025 Financial Highlights
(All comparisons versus fourth quarter 2024)
•Net (loss) income of $(23.4) million ($(1.06) per diluted share), versus $28.3 million ($1.14 per diluted share);
•Adjusted net income of $14.5 million ($0.66 per diluted share), versus $28.7 million ($1.15 per diluted share);
•Gross premiums written of $156.8 million, versus $176.3 million;
•Net premiums earned of $188.5 million, versus $190.2 million;
•Loss and LAE ratio increased to 71.3% from 59.5%;
•Commission expense ratio increased to 13.7% from 12.8%;
•Underwriting expense ratio improved to 21.1% from 23.2%;
•GAAP combined ratio of 106.1% (106.8% excluding the LPT), versus 95.5% (including and excluding the LPT);
•Net investment income increased 18% to $31.4 million from $26.7 million;
•Net realized and unrealized losses on investments of $49.7 million versus $0.4 million; and
•Returned $104.1 million to stockholders through a combination of share repurchases and a regular quarterly dividend.

CEO Commentary
Chief Executive Officer Katherine Antonello commented: “Our full-year 2025 results demonstrate the strength and resilience of our organization. While navigating the impact of increased California Cumulative Trauma (CT) claim frequency, we moved swiftly and decisively, implementing targeted pricing and underwriting actions that we believe successfully positions us for a return to historical profitability levels. We are confident these strategic steps set the stage for stronger performance ahead, and we are already seeing the benefits.
Our fourth quarter 2025 full actuarial review delivered encouraging information: no additional reserve strengthening or adjustments to our current accident year loss and LAE ratio were necessary. In addition, we engaged a market-leading actuarial firm to independently assess our estimated ultimate loss, and it concluded that our carried reserves were well within its range of reasonable estimates. We believe the outcome of these two analyses validates that the actions we took earlier in the year have adequately addressed recent workers’ compensation trends.”
Ms. Antonello continued, “Even amid these dynamics, in 2025, we grew net premiums earned and policies in-force by 2%, fueled by the outstanding strength of our distribution relationships. Robust renewal retention and continued appetite expansion helped drive this growth. We were able to deliver record levels of investment income due to expanding book yields and private equity distributions. We also made impressive strides in expense management, improving our commission expense ratio to 12.8% from 13.5% and our underwriting expense ratio to 21.7% from 23.5%, demonstrating our operational discipline.
Looking ahead, we recently launched our new excess workers’ compensation product, which allows us to leverage our deep understanding of workers’ compensation to deliver a product that provides Employers with exposure diversification and customer expansion. We are especially proud that this innovative product and its associated risk management tools were developed entirely through our internal, proactive use of AI, underscoring the culture of innovation that sets us apart.
Our commitment to returning capital to stockholders remained unwavering, as we returned $215.4 million through share repurchases and regular quarterly dividends, reflecting our deep confidence in our financial strength and dedication to delivering value for shareholders. These actions, along with our operational performance, led to an 11.0% year-over-year increase in our book value per share including the Deferred Gain. We believe our disciplined underwriting, prudent risk management, and forward-looking strategic investments continue to distinguish us as a leader in the workers’ compensation insurance market, further highlighted by AM Best's recent reaffirmation of our insurance companies' Financial Strength Rating of “A” (Excellent).”
Summary of Consolidated Fourth Quarter 2025 Results
(All comparisons versus fourth quarter 2024, unless otherwise noted)
Gross premiums written were $156.8 million, a decrease of 11%. Increased renewal business premiums were offset by decreases in new business writings and lower final audit premiums. Net earned premiums were $188.5 million, a decrease of 1%.
Losses and LAE were $134.4 million, an increase of 18.7%. The increase was attributable to an elevated current accident year loss and LAE ratio, which increased from 64.0% in 2024 to 72.0% in 2025 due primarily to higher frequency trends related to California CT claims. Additionally, no favorable development was recognized on our voluntary business, compared to net favorable development recognized of $8.6 million a year ago. The Company’s loss and LAE ratio was 71.3% for the quarter (72.0% excluding the LPT), compared to 59.5% (including and excluding the LPT).
Commission expense was $25.8 million, an increase of 5.7%. The Company's commission expense ratio was 13.7%, compared to 12.8% a year ago. The increase in our commission expense and ratio was primarily driven by commissions payable adjustments associated with non-performing policies.
Underwriting expenses were $39.8 million, a decrease of 10.0%. The Company's underwriting expense ratio was 21.1% versus 23.2% a year ago. The decrease in our underwriting expenses was primarily driven by lower bad debt expense and lower compensation-related expenses.
Net investment income was $31.4 million, an increase of 17.6%. The increase was due to returns from our investments in private equity limited partnerships and higher investment yields, partially offset by lower invested balances of fixed maturity securities, equities, and cash and cash equivalents, as measured by amortized cost.
Net realized and unrealized losses on investments reflected on the income statement were $49.7 million, compared to $0.4 million a year ago. The realized losses on investments were primarily the result of a 2025 fourth quarter investment rebalancing we undertook to accomplish several strategic goals, including reducing our concentration in equity investments down to target allocation levels and increasing our overall investment book yield by a net 40 basis points. The realized losses were related to the sale of low-yielding fixed income securities to offset the equity gains and to redeploy the proceeds into higher-yielding securities. In addition to accomplishing its strategic goals, the investment rebalancing reduced fourth quarter net income, adjusted stockholders’ equity, and adjusted book value per share growth through the realized fixed income losses.
Interest and financing expenses were $0.2 million versus $0.1 million a year ago.
Federal and state income tax (benefit) expense was $(6.3) million (21.2% effective rate), compared to $6.4 million (18.4% effective rate) a year ago. The effective rates in each period reflect applicable income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, pre-privatization loss and LAE reserve adjustments and deferred gain amortization.
Share Repurchases and First Quarter 2026 Dividend Declaration
During the fourth quarter of 2025, the Company repurchased 2,368,845 shares of its common stock at an average price of $40.94 per share. During the period from January 1, 2026 through February 18, 2026, the Company repurchased a further 898,594 shares of its common stock at an average price of $44.28 per share. The $125.0 million Recapitalization Plan announced last quarter was completed in January 2026. The Plan successfully repurchased 2,981,141 shares at an average price of $42.00 per share, representing an 18.1% and 17.6% discount to our December 31, 2025 book value per share including the Deferred Gain and adjusted book value per share, respectively. The Company's remaining share repurchase authorization is $53.1 million.
On February 18, 2026, the Board of Directors declared a first quarter dividend of $0.32 per share. The dividend is payable on March 18, 2026 to stockholders of record as of March 4, 2026.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, February 20, 2026 at 11:00 a.m. Eastern Standard Time / 8:00 a.m. Pacific Standard Time.
To participate in the live conference call you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.
Reconciliation of Non-GAAP Financial Measures to GAAP
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including current or future levels of inflation, potential implications of increased tariffs, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in lower hazard industries with its guaranteed cost product and self-insured enterprises with its excess workers’ compensation product. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, to help business create safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast, and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Workers’ Compensation insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, and Excess Workers’ Compensation is offered through Employers Assurance Company. Each of EMPLOYERS insurance subsidiaries is rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com, www.employers.com/excess-workers-compensation and www.cerity.com.
Contact Information
Michael Pedraja (775) 327-2706 or mpedraja@employers.com